                                                                      Exhibit 21

                            SIGMA-ALDRICH CORPORATION
                             PRINCIPAL SUBSIDIARIES

Sigma-Aldrich Corporation (Delaware), the Registrant:

1)      Sigma-Aldrich Co. (Illinois)
        (A) Sigma Chemical Company (Missouri)
        (B) Sigma Israel Chemicals, Ltd. (Israel)
        (C) Sigma-Aldrich Chemie Holding GmbH (Germany)
            (1) Sigma-Aldrich Chemie GmbH (Germany)
                (a) Sigma-Aldrich Laborchemikalien GmbH (Germany)
            (2) Sigma-Aldrich Producktions GmbH (Germany)
        (D) Aldrich Chemical Company, Inc. (Delaware)
        (E) Sigma-Aldrich N.V./S.A. (Belgium)
            (1) Sigma Chemie B.V. (The Netherlands)
        (F) Aldrich-Chemie GmbH & Co. K.G. (Germany)
        (G) Aldrich-Chemie Verwaltungs GmbH (Germany)
        (H) Sigma-Aldrich S.r.l. (Italy)
        (I) Sigma-Aldrich Chimie S.N.C. (France)
            (1) Sigma-Aldrich Chemie S.a.r.l. (France)
        (J) Supelco, Inc. (Delaware)
        (K) Genosys Biotechnologies, Inc. (Texas)
        (L) Sigma-Aldrich Business Holdings, Inc. (Delaware)
            (1) Sigma-Aldrich Research Biochemicals, Inc. (Massachusetts)
        (M) Sigma-Aldrich Lancaster, Inc. (Missouri)
            (1) Carbolabs, Inc. (Connecticut)
            (2) Techcare Systems, Inc. (California)
        (N) Sigma Diagnostics, Inc.(Missouri)
        (O) B-Line Systems Manufacturing, Inc.(Delaware)
2)      B-Line Systems, Inc. (Illinois)
3)      Sigma-Aldrich, Inc. (Wisconsin)
4)      Sigma-Aldrich & Subs Foreign Sales Corporation (Barbados)
5)      Fluka Holding AG (Switzerland)
        (A) Fluka Chemie GmbH
        (B) Fluka Production GmbH
        (C) Fluka GmbH
6)      Sigma-Aldrich Company, Ltd. (United Kingdom)
        (A) Sigma-Genosys Limited
7)      Sigma-Aldrich Foreign Holding Co. (Missouri)
        (A) Sigma-Aldrich Quimica S.A. (Spain)
        (B) Sigma-Aldrich Pty., Limited (Australia)
        (C) Sigma-Aldrich Canada Ltd. (Canada)
        (D) Sigma-Aldrich Spol. s.r.o. (Czech Republic)
        (E) Sigma-Aldrich Quimica Brasil Ltda. (Brazil)
        (F) Sigma-Aldrich Quimica, S.A. de C.V. (Mexico)
        (G) Sigma-Aldrich Handels GmbH (Austria)
        (H) Sigma-Aldrich Kft (Hungary)
        (I) Sigma-Aldrich Sp. zo.o (Poland)
        (J) Sigma-Aldrich Japan KK (Japan)
        (K) Sigma-Aldrich Ireland Ltd. (Ireland)
        (L) Sigma-Aldrich (OM) Ltd. (Greece)
        (M) Sigma-Aldrich de Argentina, S.A. (Argentina)
        (N) Sigma-Aldrich (Pty.) Ltd. (South Africa)
        (O) Sigma-Aldrich Pte. Ltd. (Singapore)

                                                                      Exhibit 21


        (P) Sigma-Aldrich Korea Ltd. (Korea)
        (Q) Sigma-Aldrich Sweden AB (Sweden)
        (R) Sigma-Aldrich Norway AS (Norway)
        (S) Sigma-Aldrich A/S (Denmark)
        (T) Ya-Kemia Oy (Finland)
        (U) Sigma-Aldrich Financial Services Limited (Ireland)
8)      Sigma-Aldrich Finance Co. (Missouri)


                                      F-6